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                                 EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Keane, Inc. on Form S-8 (File Nos. 33-00175, 33-16187, 33-00176, 2-76657,
2-91931, 33-16188, 33-38361, 2-40012, 2-87193, 2-61721, 2-89418, 33-38360,
33-38361, 33-52760, 33-52758, 33-52756, 33-52762, 333-16113, 333-56119 and
333-62759) and Form S-3 and S-3/A (File Nos. 333-46329, 333-56733, 333-61741 and
333-66937) of our report dated February 26, 1999, on our audits of the consolidated financial statements of Keane, Inc. as of December 31, 1998 , and for the years ended December 31, 1998 and 1997, which report is included in this Annual Report on Form 10-K.

                                                  /s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 27, 2000